Exhibit 32

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Endo Pharmaceuticals Holdings Inc (the “Company”), does hereby certify that, to the best of their knowledge:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID P. HOLVECK
Name:	David P. Holveck
Title:	President & Chief Executive Officer (Principal Executive Officer)
Date:	October 30, 2008

/s/ EDWARD J. SWEENEY
Name:	Edward J. Sweeney
Title:	Vice President, Controller (Principal Financial Officer)
Date:	October 30, 2008

A signed original of this written statement required by Section 906 has been provided to, and will be retained by, Endo Pharmaceuticals Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.